Exhibit 10.7

EXECUTION COPY

Diametrics Medical, Inc.

Shares of Series J Convertible Preferred Stock

SUBSCRIPTION AGREEMENT

September 20, 2006

M.A.G. Capital, LLC

Monarch Pointe Fund, Ltd.

Mercator Momentum Fund, L.P.

Mercator Momentum Fund III, L.P.

555 South Flower Street, Suite 4200

Los Angeles, California 90071

Ladies and Gentlemen:

Diametrics Medical, Inc., a Minnesota corporation (the “Company”), hereby confirms its agreement with Monarch Pointe Fund, Ltd. (“Monarch”), Mercator Momentum Fund, L.P. (“MMF”), Mercator Momentum Fund III, L.P. (“MMF III”), each of the undersigned additional accredited investors (each an “Accredited Investor; collectively, the “Accredited Investors”) and M.A.G. Capital, LLC (“MAG,” and together with MMF III, Monarch, MMF and the Accredited Investors, the “Purchasers”), as set forth below (the “Agreement”). For the avoidance of doubt, the term “Company” does not include Vanguard SynFuels, LLC (“VSF”).

1. The Securities. Subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Purchasers an aggregate of Two Thousand Eight Hundred Fifty (2,850) shares of its Series J Convertible Preferred Stock (the “Preferred Stock”), which shall be convertible into shares (the “Conversion Shares”) of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), in accordance with the formula set forth in the Certificate of Designations of the Series J Convertible Preferred Stock further described below, the issuance of which Conversion Shares is subject to the approval of the shareholders of the Company of either (i) an amendment to the Company’s Amended and Restated Articles of Incorporation or (ii) the merger of the Company into a wholly owned subsidiary of the Company incorporated in the State of Delaware, in either case resulting in a sufficient number of authorized shares for the Company to reserve a sufficient number of authorized but unissued shares of Common Stock to issue the Conversion Shares (either such shareholder approval being referred to herein as the “Shareholder Approval,” and such date as the Company obtains the Shareholder Approval being referred to herein as the “Shareholder Approval Date”). The number of shares of Preferred Stock to be purchased by each of the Purchasers is set forth in Schedule A. The rights, preferences and privileges of the Preferred Stock are as set forth in the Certificate of Designations of Series J Convertible Preferred Stock, as filed with the Secretary of State of the State of Minnesota (the “Certificate of Designations”) in the form attached hereto as Exhibit A. The number of Conversion Shares that each Purchaser may elect to acquire at any time is subject to limitation in the Certificate of Designations, such that for any holder who so elects, the aggregate number of shares of Common Stock of which such Purchaser, together with all persons affiliated with such Purchaser have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of the Company’s then outstanding Common Stock.

This Agreement, the Certificate of Designations, certain warrants to acquire up to 6,500,000 shares of Common Stock (subject to adjustment) to be issued to MAG in connection with MAG’s assignment to the Company of certain rights to acquire VSF (respectively, the “Assignment Warrants” and “Assignment Warrant Shares”), those certain Voting Agreements, each dated September 20, 2006, by and between the Company and the shareholders or subscribers for the Preferred Stock parties thereto, a certificate of designations for Series K Convertible Preferred Stock of the Company (the “Series K Preferred Stock”), and the Registration Rights Agreement by and among the Company, the Purchasers and MAG entered into concurrently herewith and attached hereto as Exhibit B, are sometimes herein collectively referred to as the “Transaction Documents.”

The Preferred Stock will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, the “Securities Act”), in reliance on exemptions therefrom.

In connection with the sale of the Preferred Stock, the Company has made available (including electronically via the SEC’s EDGAR system) to the Purchasers its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 and all subsequent reports, forms, schedules, statements, documents, filings and amendments filed by the Company with the SEC under the Exchange Act, are collectively referred to as the “Disclosure Documents.” All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

2. Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule (the “Disclosure Schedule”) delivered by the Company to Purchasers on the date hereof, the Company represents and warrants to and agrees with Purchasers as of the date of this Agreement and as of the Closing Date (as defined in Section 4 below), as if such representations and warranties were remade on the Closing Date, as follows:

(a) The Disclosure Documents as of their respective dates did not, and will not (after giving effect to any updated disclosures therein) as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to information contained in the Disclosure Documents about VSF. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed or hereafter are filed with the SEC, complied and will comply, at the time of filing, in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

(b) Except as set forth on the Disclosure Schedule, there are no subsidiaries of the Company. The Company has been duly incorporated and the Company is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own or lease, as applicable, and operate its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification. As of the date hereof, the Company has the authorized, issued and outstanding capitalization set forth in on Schedule B attached hereto (the “Company Capitalization”). The Board of Directors of the Company (the “Board”) has authorized, subject to Shareholder Approval, an aggregate of 6,592,755 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company’s 2006 Incentive Compensation Plan. Except as set forth in the Disclosure Documents or on the Disclosure Schedule, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or “Blue Sky” laws) or voting; except as set forth in the Disclosure Documents or on the Disclosure Schedule, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and except as set forth in the Disclosure Documents or on the Disclosure Schedule, there is no agreement, understanding or arrangement among the Company and each of its stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or the election of directors of the Company or the governance of the Company’s affairs, and such agreements, understandings and arrangements, if any, will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

(c) Except as set forth on the Disclosure Schedule, the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Each of the Transaction Documents has been duly and validly authorized by all necessary corporate and shareholder action on the part of the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(d) The Preferred Stock has been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. Subject to approval by the shareholders of the Company, the Conversion Shares issuable with respect to the Preferred Stock will have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designations, will have been validly issued, fully paid and non-assessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents. Except as set forth in the Disclosure Schedule, the stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.

(e) Except for the consents set forth on the Disclosure Schedule, no consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the execution, delivery, or performance of any obligations under the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Preferred Stock as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, or (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required.

(f) Except as set forth on the Disclosure Schedule, the Company is not (i) in material violation of its articles of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, or (iii) except as described in the Disclosure Documents, in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject.

(g) Except as set forth in the Disclosure Schedule, the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (i) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (A) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company is a party or to which any of their respective properties or assets are subject, (B) the articles of incorporation or bylaws of the Company or of any the Subsidiaries (or similar organizational document) or (C) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or any of their respective properties or assets or (ii) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries.

(h) The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders’ equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and each of the auditors previously engaged by the Company or to be engaged in the future by the Company is or will be an independent certified public accountant as required by the Securities Act for an offering registered thereunder.

(i) Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which the Company is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company, would, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties or results of operations of the Company (any such event, a “Material Adverse Effect”) or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Preferred Stock to be sold hereunder or the application of the proceeds therefrom or the other transactions contemplated by the Transaction Documents or described in the Disclosure Documents.

(j) The Company has not received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(k) The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as now conducted (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and the Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents.

(l) Subsequent to June 30, 2006 and except for the Transaction Documents and the Contribution Agreement, dated as of the date hereof, between the Company and the members of VSF (the “Contribution Agreement”), or as described in the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 or in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005: (i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of its capital stock or otherwise; (iii) there has not been any material increase in the long-term indebtedness of the Company; (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and (v) the Company has not sustained any material loss or interference with respect to its businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

(m) There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents and the Disclosure Schedule. Except as described in the Disclosure Documents and the Disclosure Schedule, the Company is not in default under any of the contracts described in the Disclosure Documents, and the Company has not received a notice or claim of any such default nor does it have knowledge of any breach of such contracts by the other party or parties thereto.

(n) The Company has no owned real property. The Company has good and marketable title to the leasehold estate in the real property described in the Disclosure Documents as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents. Except as set forth in the Disclosure Schedule, all material leases, contracts and agreements to which the Company is a party or by which it is bound are valid and enforceable against the Company and are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and in full force and effect, in each case subject to the Enforceability Exceptions.

(o) The Company has filed all necessary federal, state and foreign income and franchise tax returns, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company.

(p) The Company is not, and immediately after the Closing Date will not be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q) The Company has not, to the knowledge of any of the Company’s directors, officers, employees, agents or controlling persons, taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Common Stock.

(r) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, but excluding MAG and any Purchaser) has directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Preferred Stock or engaged in any other conduct that would cause such offering to be constitute a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Preferred Stock to the Purchasers in the manner contemplated by this Agreement to register any of the Preferred Stock under the Securities Act.

(s) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(t) The Company carries general liability insurance coverage as set forth in the policy previously made available for review by MAG.

(u) The Company maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its material assets is permitted only in accordance with management’s authorization and (iv) the values and amounts reported for its material assets are compared with its existing assets at reasonable intervals.

(v) Except for certain fees owed to MAG set forth on the Disclosure Schedule, the Company does not know of any claims for services, either in the nature of a finder’s fee, broker’s fee, financial advisory fee or other like fee, that it has incurred with respect to the offering of the Preferred Stock and the transactions contemplated by the Transaction Documents.

(w) The Common Stock is eligible for trading on the Over-the-Counter Bulletin Board (the “OTC Bulletin Board”). Except as described in the Disclosure Documents, the Company currently is not, to its knowledge, in violation of any rule of the National Association of Securities Dealers. The consummation of the transactions contemplated by the Transaction Documents will not violate any rule of the National Association of Securities Dealers.

(x) The Company is eligible to use Form SB-2 for the resale of the Conversion Shares by Purchasers or their transferees. The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Conversion Shares under the securities or “blue sky” laws of any jurisdiction within the United States.

(y) Set forth on Schedule C is the Company’s intended use of the proceeds from this transaction.

(z) None of the officers or directors of the Company (i) has been convicted of any crime (other than traffic violations or misdemeanors not involving fraud) or, to the Company’s knowledge, is currently under investigation or indictment for any such crime, (ii) has been found by a court or governmental agency to have violated any securities or commodities law or to have committed fraud or is currently a party to any legal proceeding in which either is alleged, (iii) except as set forth in the Disclosure Schedule, has been the subject of a proceeding under the bankruptcy laws or any similar state laws, or (iv) has been an officer, director, general partner, or managing member of an entity which has been the subject of such a proceeding.

3. Representations and Warranties of the Purchasers. Each of the Purchasers represents and warrants to the Company as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date) as follows:

(a) Each of the Purchasers represents and warrants to the Company that the Preferred Stock to be acquired by it hereunder (including the Conversion Shares that it may acquire upon conversion or exercise of the Preferred Stock) are being acquired for their own account for investment and with no intention of distributing or reselling such Preferred Stock (including the Conversion Shares that it may acquire upon conversion or exercise thereof) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Nothing in this Agreement, however, shall prejudice or otherwise limit the right of each Purchaser to sell or otherwise dispose of all or any part of such Conversion Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Preferred Stock.

(b) Each of the Purchasers understands that the Preferred Stock (including the Conversion Shares that it may acquire upon conversion or exercise thereof, as the case may be) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Each of the Purchasers agrees to the imprinting, so long as appropriate, of the following legend on the Preferred Stock (including the Conversion Shares that it may acquire upon conversion or exercise thereof, as the case may be):

The shares of stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred (“transferred”) in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

The legend set forth above may be removed if and when the Conversion Shares are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act. The Preferred Stock, and the Conversion Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide any Purchaser, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable. Each of the Purchasers agrees that, in connection with any transfer of the Conversion Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Preferred Stock or the Conversion Shares.

(c) Each of the Purchasers represents and warrants to the Company that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and that such Purchaser is not an “underwriter” within the meaning of Section 2(11) of the Securities Act. Each of the Purchasers represents and warrants to the Company that such Purchaser has not learned of the opportunity to acquire Preferred Stock or any other security issuable by the Company through any form of general advertising or public solicitation.

(d) Each of the Purchasers represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(e) Each of the Purchasers represents and warrants to the Company that its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and its purchase of the Preferred Stock will not cause such overall commitment to become excessive.

(f) Each of the Purchasers recognizes that the purchase of the Preferred Stock involves a high degree of risk.

(g) Each of the Purchasers represents and warrants to the Company that (i) the purchase of the Preferred Stock to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the Enforceability Exceptions, (ii) the purchase of the Preferred Stock to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the Preferred Stock to be purchased by it does not impose any penalty or other onerous condition on such Purchaser under or pursuant to any applicable law or governmental regulation.

(h) Each of the Purchasers represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, members, or controlling persons has taken, directly or indirectly, any actions designed, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock.

(i) Each of the Purchasers acknowledges that it or its representatives have reviewed and understand the Transaction Documents and Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Preferred Stock, including the terms and conditions of the proposed Acquisition, and the merits and risks of investing in the Preferred Stock; (ii) access to information about the Company, the proposed Acquisition and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Preferred Stock; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information in the Transaction Documents and the Disclosure Documents.

(j) Each Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Transaction Documents and the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party (“Third Party Reports”). Each Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(k) Each of the Purchasers understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to such Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company’s actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(l) Each of the Purchasers understands and acknowledges that (i) the Preferred Stock is offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and each of the Purchasers hereby consents to such reliance.

(m) Each of the Purchasers understands that no U.S. federal or state agency, or any agency or governmental or regulatory authority in any other country, including without limitation, the U.S. Securities and Exchange Commission, has passed upon the Preferred Stock or made any finding or determination as to the fairness of this investment.

(n) Except for certain fees owed to MAG set forth on the Disclosure Schedule, each of the Purchasers does not know of any claims for services, either in the nature of a finder’s fee, broker’s fee, financial advisory fee or other like fee, that such Purchaser has incurred with respect to the offering of the Preferred Stock and the transactions contemplated by the Transaction Documents.

4. Purchase, Sale, and Delivery of the Preferred Stock.

(a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to Purchasers, and Purchasers agree to purchase from the Company, a total of 2,850 shares of Preferred Stock at $10,000.00 per share, for a total consideration of Twenty-Eight Million Five-Hundred Thousand Dollars ($28,500,000) (the “Purchase Price”).

(b) The closing of the transactions described herein (the “Closing”) shall take place at a time and on a date (the “Closing Date”) to be specified by the parties, which will be no later than 5:00 p.m. (Pacific time) on September 20, 2006. The Closing will occur when all documents and instruments necessary or appropriate to effect the transactions contemplated herein are exchanged by the parties and all actions taken at the Closing will be deemed to be taken simultaneously.

(c) On the Closing Date, the Company shall (i) deliver share certificates in definitive form for an aggregate of 2,850 shares of Preferred Stock issued to the Purchasers in the respective amounts set forth on the signature pages hereto, duly executed on behalf of the Company, (ii) deliver this Subscription Agreement, duly executed on behalf of the Company, (iii) deliver the Registration Rights Agreement, duly executed on behalf of the Company, and (iv) file or cause to be filed the Certificate of Designations with the Secretary of State of the State of Minnesota. On the Closing Date, each of the Purchasers shall deliver this Subscription Agreement, the Voting Agreement and the Registration Rights Agreement, each duly executed on behalf of each such Purchaser, and shall pay the Purchase Price in accordance with Section 4(d) below.

(d) Purchasers shall pay the Purchase Price on the Closing Date by wire transfer of immediately available funds to an account as directed by the Company.

5. Certain Covenants of the Company. The Company covenants and agrees with each Purchasers as follows:

(a) The Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Preferred Stock in a manner which would require the registration under the Securities Act of the Preferred Stock. For the avoidance of doubt, the parties agree that the conversion into Common Stock of the Company of the Series H Convertible Preferred Stock, Series I Convertible Preferred Stock, and the outstanding $750,000 Convertible Secured Promissory Notes (the “Convertible Notes”) of the Company, and exercise for 732,064 shares of Common Stock of the Company of outstanding warrants of the Company (the “Outstanding Warrants”) does not constitute any such transaction that would be so integrated with the sale of the Preferred Stock.

(b) The Company will use its commercially reasonable efforts to avoid becoming, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

(c) Except as set forth in the Disclosure Schedule, none of the proceeds of the Preferred Stock will be used to reduce or retire any insider note or convertible debt held by an officer or director of the Company.

(d) Subject to Section 9 of this Agreement, the Conversion Shares will be eligible for listing on the OTC Bulletin Board or such market on which the Company’s shares are subsequently listed or traded, immediately following the effectiveness of the Registration Statement (as defined in Section 9).

(e) The Company will use its commercially reasonable efforts to ensure that no officer or director of the Company sells any shares of Company Common Stock from the Closing Date until the date that is 90 days following the effective date of the Registration Statement, as defined in Section 10 below; provided, however, that this provision shall not restrict Ocean Park Advisors, LLC or the principals thereof (collectively, “OPA”) or certain officers and directors of the Company from selling the shares of Common Stock issuable upon (i) the conversion of the Series I Preferred Stock held by OPA, (ii) the exercise of up to an aggregate of 339,568 options held by such officers and directors prior to the date hereof or (iii) the exercise of 25 percent of the options issued to OPA pursuant to the Company’s 2006 Incentive Compensation Plan in connection with the acquisition of VSF. The Company represents that each of its officers and directors is aware of this commitment and has agreed to use his or her best efforts not to sell any shares of Company Common Stock during this period.

(f) The Company will use commercially reasonable efforts to obtain the Shareholder Approval and to effect the reincorporation of the Company in Delaware as promptly as possible, or in the event that such Shareholder Approval is not obtainable, the Company will use commercially reasonable efforts to obtain the Shareholder Approval to effect an amendment to the Company’s Amended and Restated Articles of Incorporation as promptly as possible, in either case resulting in a sufficient number of authorized shares for the Company to reserve a sufficient number of authorized but unissued shares of Common Stock to issue the Conversion Shares. The Company shall use commercially reasonable efforts to ensure that the Conversion Shares will be duly authorized and reserved for issuance, and that, when issued upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designations, such Conversion Shares will be validly issued, fully paid and nonassessable.

(g) The Company shall use its reasonable commercial efforts to obtain consents from the Company’s existing preferred stockholders and secured debt holders to convert the securities of the Company held by them, including the Series H Convertible Preferred Stock and the Series I Convertible Preferred Stock and the $750,000 Convertible Secured Promissory Notes (the “Convertible Notes”), into Common Stock of the Company on the Closing Date.

(h) The Company shall use its reasonable commercial efforts to obtain consents from the Company’s existing warrant holders such that all outstanding warrants shall be exercised prior to the Closing Date, or the holders thereof shall otherwise relinquish their rights under the warrant agreements and the warrants shall be retired and extinguished upon the Closing Date.

(i) The Company agrees that for the longer of (x) one year from the date hereof or (y) such time as the Preferred Stock has been mandatorily converted pursuant to paragraph (f)(ii) of the Certificate of Designations, the Company will permit a representative of the holders of the Preferred Stock who is reasonably acceptable to the Company (the “Observer”) to attend all meetings of the Board, whether in person, via telephone, or otherwise, in a non-voting, observer capacity and shall provide to the Observer, concurrently with the members of the Board and in the same manner, notice of such meeting and a copy of all materials provided to such members. A majority of the members of the Board shall be entitled to recuse the Observer from portions of any Board meeting and to redact portions of any Board or Board committee materials delivered to the Observer where and to the extent that such majority determines, in good faith, that (i) such recusal is necessary to preserve attorney-client privilege with respect to a material or sensitive matter, where the Board has been advised by counsel to the Company that such recusal is reasonably necessary to preserve attorney-client privilege, (ii) the presence of the Observer would materially inhibit deliberations by the Board, (iii) there exists, with respect to any deliberation or Board materials, an actual or potential conflict of interest between the Observer and the Company, or (iv) the presence of the Observer would otherwise be materially injurious to the Company in such circumstances.

(j) The Company will use its reasonable commercial efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of the Purchasers to purchase and accept delivery of the Preferred Stock.

6. Covenants of Purchasers. Each of the Purchasers, on behalf of itself, its affiliates, its successors and assigns and any other direct or indirect transferee holding any of the Preferred Stock or the Conversion Shares, hereby covenants and agrees not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” or encourage others to “short sell” the securities of the Company.

7. Conditions of the Purchasers’ Obligations. The obligation of each Purchaser to purchase and pay for the Preferred Stock is subject to the following conditions unless waived in writing by each Purchaser:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) None of the issuance and sale of the Preferred Stock pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company’s knowledge, threatened against the Company or any Purchaser relating to the issuance of the Preferred Stock or any Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Documents.

(c) The Purchasers shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect of paragraphs 5(a) and (b).

(d) The Purchasers shall have received an opinion of Dorsey & Whitney LLP, counsel to the Company, with respect to the authorization of the Preferred Stock and the Conversion Shares and other customary matters in the form attached hereto as Exhibit C-1.

(e) The Purchasers shall have received an opinion of Sidley Austin LLP, counsel to the Company, with respect to the matters in the form attached hereto as Exhibit C-2.

(f) All of the conditions precedent to the obligations of the Company contained in Article VIII of the Contribution Agreement shall have been satisfied.

(g) The Company shall have entered into employment agreements with each of Darrell Dubroc and Tim Collins, and employment or consulting agreements with each of Bruce Comer and Heng Chuk (together with Messrs. Dubroc and Collins, the “Management”). The equity compensation payable to the Management pursuant to such employment and/or consulting agreements shall be substantially as set forth on Schedule B hereto.

8. Termination.

(a) This Agreement may be terminated in the sole discretion of the Company by notice to each Purchaser if at the Closing Date: (i) the representations and warranties made by the Purchasers in Section 3 are not true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written), or (ii) as to the Company, the sale of the Preferred Stock hereunder (x) is prohibited or enjoined by any applicable law or governmental regulation or

(y) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Preferred Stock to Purchasers.

(b) This Agreement may be terminated by the Purchasers by notice to the Company given in the event that: (i) the Company shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, or (ii) if after the execution and delivery of this Agreement and immediately prior to the Closing Date, trading in securities of the Company on the OTC Bulletin Board shall have been suspended, or (iii) the representations and warranties made by the Company in Section 2 are not true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written).

(c) This Agreement may be terminated by mutual written consent of all parties.

9. Registration. The Company shall, no later than the later of (x) the date that is ninety (90) days from the date hereof or (y) the date that is five (5) business days following the Shareholder Approval Date (such date of filing, the “Filing Date”), file with the SEC a registration statement on Form SB-2 or S-3 (the “Registration Statement”), registering the resale of the maximum number of Conversion Shares issuable upon conversion of the Preferred Stock then issued to Purchasers, and shall use its commercially reasonable efforts to have the Registration Statement declared effective no later than the date that is 60 days after the Filing Date in the event the SEC has no comments on the Registration Statement (or by the date that is 120 days after the Filing Date in the event the SEC has comments on the Registration Statement) and to maintain the effectiveness of such Registration Statement thereafter, as set forth in the Registration Rights Agreement.

10. Registration Effectiveness Default. In the event that the Company fails to have the Registration Statement deemed effective by the SEC by the date that is 60 days after the Filing Date, in the event the SEC has no comments on the Registration Statement, or by the date that is 120 days after the Filing Date in the event the SEC has comments on the Registration Statement, or maintain the effectiveness of the Registration Statement thereafter (each, a “Registration Effectiveness Default”), then the Company shall pay Purchaser an amount equal to $6,250 for each day that such Registration Effectiveness Default remains uncured; provided, however, that the obligation of the Company to pay such amount shall cease on the second anniversary of the Closing Date.

11. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser, to the address set forth for such party on the signature page hereto.

If to the Company:

Diametrics Medical, Inc.

6033 West Century Blvd., Suite 850

Los Angeles, CA 90045

Attention: W. Bruce Comer III

Telephone No.: (310) 670-2721

Facsimile No.: (310) 670-4107

with a copy to (which shall not constitute notice):

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, CA 90013

Attention: Stephen D. Blevit, Esq.

Telephone No.: (213) 896-6029

Facsimile No.: (213) 896-6600

If to the Purchasers:

M.A.G. Capital, LLC

555 South Flower Street, Suite 4200

Los Angeles, California 90071

Attention: David Firestone

Facsimile: (213) 533-8285

with a copy to (which shall not constitute notice):

Justin O’Neill

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, California 90071

Facsimile: (213) 891-8763

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. (New York time) on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. (New York time) or on a date that is not a business day. Change of a party’s address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

12. Survival Clause. If the Closing occurs, the respective representations, warranties, agreements and covenants of the Company and each Purchaser set forth in this Agreement shall survive until the second anniversary of the Closing.

13. Fees and Expenses. On the Closing Date, the Company shall pay (i) MAG’s legal expenses incurred in connection with the preparation and negotiation of the

Transaction Documents, up to a maximum amount of $25,000.00, and (ii) a due diligence fee to MAG payable by wire transfer of $410,000.00 in immediately available funds to an account designated by MAG.

14. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate of Designations, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

15. Successors. This Agreement shall inure to the benefit of and be binding upon each Purchaser and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of a majority in interest of the Purchasers; no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. For the sake of clarity, the reincorporation of the Company in Delaware shall not be regarded to give rise to an assignment for which consent of any Purchaser is required under this Section 15.

16. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and a majority in interest of the Purchasers; provided, however, that no amendment, modification or termination of any provision of this Agreement shall be effective with respect to (i) a Purchaser if such amendment, modification or termination disproportionately effects such Purchaser, unless signed in writing by such Purchaser, or (ii) the terms of the Certificate of Designations. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

17. Entire Agreement. This Agreement, together with the Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

18. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

19. APPLICABLE LAW; JURISDICTION. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. To the fullest extent permitted by applicable law, the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State court or federal court sitting in the Borough of Manhattan in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.

20. Counterparts. This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Company and each of the Purchasers.

Very truly yours,

Diametrics Medical, Inc.

By:	/s/ W. Bruce Comer III
Name: W. Bruce Comer III
Title: Chief Executive Officer

[Counterpart Purchaser Signature Page Follows]

Schedules

Schedule A – Amount of Preferred Stock to be Purchased by Each Purchaser

Schedule B – Capitalization

Schedule C – Company’s Intended Use of Proceeds

Exhibit A

Form of Certificate of Designations

of

Diametrics Medical, Inc.

of

Series J Convertible Preferred Stock

Exhibit B

Form of Registration Rights Agreement

Exhibit C-1

Matters to be covered in Opinion of Minnesota Law Counsel

Exhibit C-2

Matters to be covered in Opinion of Securities Law Counsel